UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, Banc of California, Inc. (the “Company”) entered into a Separation and Settlement Agreement with Ronald J. Nicolas, Jr. (the “Separation Agreement”), which provides for Mr. Nicolas’s resignation as Chief Financial Officer of the Company effective as of November 15, 2015 and continued service as a consultant to the Company for a five-month period following his resignation.

Under the Separation Agreement, subject to Mr. Nicolas’s execution and non-revocation of a general release of claims in favor of the Company, he will be provided with a lump sum cash payment equal to $750,000 upon his resignation, and a lump sum consulting fee of $250,000 on the resignation date and a health insurance subsidy during the consulting period as consideration for his services to the Company following his resignation. The Separation Agreement also provides that the outstanding equity awards held by Mr. Nicolas will continue to vest during the consulting period. If Mr. Nicolas’s services are terminated by the Company without cause during the consulting period, Mr. Nicolas will be entitled to continue receiving the health insurance subsidy for the remainder of the consulting period and any outstanding equity awards that would have vested during the consulting period will become fully vested.

In addition, Mr. Nicolas will be subject to employee and customer nonsolicitation restrictions for 24 months following his resignation and perpetual confidentiality restrictions. The Separation Agreement also includes a mutual nondisparagement provision.

The Company intends to conduct a search for Mr. Nicolas’s successor, with consideration of both internal and external candidates for the position.

The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation and Settlement Agreement, dated as of August 12, 2015, between Banc of California, Inc. and Ronald J. Nicolas, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

August 13, 2015	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and Settlement Agreement, dated as of August 12, 2015, between Banc of California, Inc. and Ronald J. Nicolas, Jr.

4